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                                                                   Exhibit 7.(a)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
State Farm Life Insurance Company

We consent to the inclusion in Pre-Effective Amendment No. 1 to the Registration Statement of State Farm Life Insurance Company Variable Life Separate Account on Form S-6 (File No. 333-19521) of our report dated February 18, 1997, on our audits of the statutory financial statements of State Farm Life Insurance Company. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.


                                        Coopers & Lybrand LLP
                                        Chicago, Illinois
                                        January 29, 1998